                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              KENNEDY-WILSON, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (4)  Date Filed:

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



                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 29, 1998

                             -----------------------


        The Annual Meeting of Stockholders of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson") will be held at The Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California on Wednesday, April 29, 1998 at 9:00 a.m., Pacific Daylight Time, for the following purposes:

        1. To elect two (2) Class III directors to serve until the 2001 Annual Meeting of Stockholders and until their successors are elected and qualified;

        2. To consider and approve an amendment to the Kennedy-Wilson 1992 Incentive and Nonstatutory Stock Option Plan to increase the number of shares available for grant to 240,000.


        3. To consider and act upon an amendment to Kennedy-Wilson's Certificate of Incorporation to increase the authorized capital stock.


        4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

               The Board of Directors has fixed the close of business on Tuesday, March 31, 1998 as the record date for determining stockholders of Kennedy-Wilson entitled to notice of and to vote at the meeting.

        STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL
YOUR PROXY IN THE ENVELOPE PROVIDED.  THIS WILL NOT PREVENT YOU FROM
VOTING IN PERSON, SHOULD YOU SO DESIRE.



                                       By Order of the Board of Directors



                                       FREEMAN A. LYLE
                                       Executive Vice President
                                       Chief Financial Officer
                                       and Secretary

Santa Monica, California
April 8, 1998

                              KENNEDY-WILSON, INC.
                        530 WILSHIRE BOULEVARD, SUITE 101
                         SANTA MONICA, CALIFORNIA 90401

                                                                   April 8, 1998

                            ------------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders

                                 April 29, 1998

                             -----------------------


                             SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kennedy-Wilson, Inc., a Delaware corporation ("Kennedy-Wilson" or the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at The Miramar Sheraton, 101 Wilshire Boulevard, Santa Monica, California on Wednesday, April 29, 1998 at 9:00 a.m. Pacific Daylight Time, and all adjournments and postponements thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about April 8, 1998.


        The purposes of the Annual Meeting are (1) to elect two (2) Class III directors of the Company to serve until the 2001 Annual Meeting of Stockholders,
(2) to consider and approve an amendment (the "Amendment") to the Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "Stock Option Plan") to increase the number of shares available for grant to 240,000, (3) to consider and act upon an amendment to the Company's Certificate of Incorporation to increase the authorized capital stock (the "Certificate Amendment") and (4) to transact such other business as may properly come before the Meeting or any adjournment thereof.


        The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of proxy and the solicitation of proxies will be paid by Kennedy-Wilson. Proxies may be solicited by directors, officers and other regular employees of Kennedy-Wilson, none of whom will receive any additional compensation for such solicitation. Proxies may be solicited in person or by telephone or telegraph. Kennedy-Wilson will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.


                                     VOTING

        The close of business on March 31, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On March 31, 1998 there were outstanding 1,320,344 shares of Kennedy-Wilson Common Stock, $.01 par value ("Common Stock"). A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Meeting. The affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter will be the act of the stockholders, except with respect to the election of two directors as to which the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received voting instructions from the beneficial owners with respect to the particular item) will be counted for the purposes of determining the presence or absence of a quorum for the transaction of business. For the purposes of determining whether the directors have been elected, abstentions and broker non-votes will have no effect. As to all other matters that may come before the Meeting, abstentions will have the effect of a negative vote. Broker non-votes are not taken into account for the purpose of determining whether a proposal has been approved by the requisite stockholder vote.

        Proxies will be voted in accordance with the instructions thereon. In the absence of such instructions, proxies will be voted for management's nominees for election as directors, to approve the Amendment, the form of which is attached as Annex A hereto and to approve the Certificate Amendment, the form of which is attached as Annex B hereto. As of the date hereof, the Board of Directors of Kennedy-Wilson was not aware of any matters which would be presented for action at the Annual Meeting other than those specifically identified in the Notice of Annual Meeting accompanying this Proxy Statement. However, should any other matters come before the meeting, proxies will be voted in the discretion of the persons named as proxies thereon as to any other business that may properly come before the Meeting or any adjournment(s) thereof.

        Any stockholder has the power to revoke his or her proxy at any time before it is voted at the Meeting by submitting written notice of revocation to the Secretary of Kennedy-Wilson, or by filing a duly executed proxy bearing a later date. A proxy will not be voted if the stockholder who executed it is present at the Meeting and elects to vote the shares represented thereby in person.


                              ELECTION OF DIRECTORS

        The Company has a three-tiered, classified Board of Directors with staggered terms of office. The term of Class III directors expires at the 1997 Annual Meeting, the term of Class I directors will expire at the 1999 Annual Meeting and the term of Class II directors expires at the 2000 Annual Meeting. The nominees of management for election as Class III directors (all of whom are presently directors) are set forth below along with certain information regarding these nominees. See "Management." Should any nominee become unavailable to serve as a director before the election (which event is not anticipated), the proxies may be voted for a substitute nominee selected by the Board of Directors or the authorized number of directors may be reduced. If for any reason the authorized number of directors is reduced, the proxies will be voted, in the absence of instructions to the contrary, for the election of the remaining nominees named in this Proxy Statement. To the best of Kennedy-Wilson's knowledge, all nominees are and will be available to serve.

NAME                       AGE       PRESENT TITLE WITH COMPANY
----                       ---       --------------------------

William J. McMorrow        50        Chairman of the Board of Directors,
                                     Chief Executive Officer and Director

Donald B. Prell            73        Director

Messrs. McMorrow and Prell have been directors of the Company since 1987 and 1992, respectively. Neither of the proposed nominees is related by blood or marriage to one another or to an executive officer of the Company.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE.

                                   MANAGEMENT


        The Directors (including the nominees for reelection) and the executive officers of the Company are as follows:

NAME                   AGE      PRESENT TITLE
----                   ---      -------------

William J. McMorrow    50       Chairman of the Board of Directors, Chief
                                Executive Officer and Director (Class III)

Freeman A. Lyle        44       Executive Vice President, Chief Financial
                                Officer and Secretary

Lewis A. Halpert       46       Executive Managing Director, President K-W
                                Properties and Director (Class I)

Richard Mandel         35       Managing Director, President Commercial
                                Brokerage Division and Director (Class II)

Goodwin Gaw            29       Director (Class I)

Donald B. Prell        73       Director (Class III), and Chairman of the Audit
                                Committee

Kent Y. Mouton         44       Director (Class I), and Chairman of the
                                Compensation Committee

        William J. McMorrow has served as Chairman of the Board of Directors, Chief Executive Officer and Director of the Company and its predecessor since 1987.

        Freeman A. Lyle has served as Executive Vice President, Chief Financial Officer and Secretary since joining the Company in April, 1996. Previously Mr. Lyle was President of Lyle Realty Group Inc., a real estate investment brokerage and consulting firm, since January, 1994. From June, 1981 to December, 1993, Mr. Lyle was an executive with R & B Realty Group, an international investment and management company and served as Vice President-Finance and Vice President-Asset Management.

        Lewis A. Halpert has served as Executive Managing Director since June, 1997, as a Managing Director since March 1992 and as a Director since joining the Company in December, 1987. From December, 1987 to March, 1992, Mr. Halpert was an Executive Vice President of the Company.

        Richard A. Mandel has served as a Managing Director since October, 1993, and as a Director since December, 1995. In February, 1997, he was promoted to President of the Commercial Brokerage Division. Previously he served as Managing Director of Kennedy-Wilson Hong Kong Ltd., and Kennedy-Wilson Japan K.K. since October, 1993. Prior to joining Kennedy-Wilson, Mr. Mandel was a partner of Jones Lang Wooten USA, a commercial real estate firm, since 1990.

        Goodwin Gaw is President of Fortune Far East, Ltd., a Hong Kong based investment company. He has served as a director since July, 1996. From 1992 to 1995 he was the General Manager of Pioneer Estates in Hong Kong, directing all aspects of real estate investment in the United States. From February, 1996 until September, 1997, he served as a Managing Director of the Company.

        Donald B. Prell has been a Director of the Company since March, 1992. From 1980 to 1990, Mr. Prell was employed by Imperial Bancorp, a bank holding company, in various positions, most recently as Chief Credit Officer of Imperial Bancorp and President of Imperial International Bank.

        Kent Y. Mouton has been a Director of the Company since December, 1995. Mr. Mouton has been a partner in the law firm of Kulik, Gottesman & Mouton, LLP in Los Angeles, California since 1991.

None of the Directors or executive officers of the Company are related to one another by blood or marriage.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Company maintains an Audit Committee and a Compensation Committee.

        The Audit Committee is composed of Donald B. Prell (Chairman) and Kent
Y. Mouton. The Audit Committee held two meetings in 1997. The Audit Committee is responsible for reviewing the Company's financial policies and objectives, monitoring the Company's financial condition and its requirements for funds in conjunction with management, and meeting with the Company's independent auditors to understand their audit report and any recommendations.

        The Compensation Committee is composed of Kent Y. Mouton (Chairman) and Donald B. Prell. The Compensation Committee held four meetings in 1997. The Compensation Committee establishes the general compensation policies of the Company and determines the compensation levels for the CEO and other Company officers. The Compensation Committee also has oversight responsibility for administering the Company's 1992 Incentive and Nonstatutory Stock Option Plan.

        In 1997, the Board of Directors held nine meetings. Each director attended at least 75 percent of the meetings of the Board of Directors and the committees of the Board on which the director served in 1997.


                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such directors, officers and stockholders must furnish the Company with copies of all Section 16(a) reports that they file with the SEC.

        Based solely on a review of copies of such reports and written representations from the reporting persons, the Company believes that, during the period from January 1, 1997 through December 31, 1997, its executive officers, directors and greater than 10% stockholders have filed on a timely basis all reports required under Section 16(a).


                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

        The following table sets forth the total compensation paid or accrued by the Company to the Chief Executive Officer and the four most highly compensated executive officers of the Company who served in such capacities during fiscal 1997 (the "Named Executive Officers") for services rendered during each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                             ANNUAL COMPENSATION                                           AWARDS
                            --------------------                                   ----------------------
==============================================================================================================
                                                                                                 Other
                                                                                                 All
                                                              Other Annual        Options/SAR    Compen-
NAME AND POSITION          Year     Salary         Bonus      Compensation1      (# of Shares)   sation
--------------------------------------------------------------------------------------------------------------
William J. McMorrow        1997     300,000     1,270,754         120,607           20,000          0
Chairman of the Board      1996     300,000       450,000            0                 0            0
Chief Executive Officer    1995     400,000          0               0                 0            0
--------------------------------------------------------------------------------------------------------------
Lewis A. Halpert           1997     150,000       396,800          31,083           10,000          0
Executive Managing         1996     125,000       325,000            0                 0            0
Director                   1995     200,000          0               0                 0            0
--------------------------------------------------------------------------------------------------------------
Richard Mandel             1997     225,000       284,267          35,917           42,000          0
Managing Director          1996     188,000       100,000          89,000           12,000          0
                           1995     175,000        50,000          93,000           12,000          0
--------------------------------------------------------------------------------------------------------------
Freeman A. Lyle            1997     150,000       100,000          15,020              0            0
Executive V.P., Chief      1996      94,000        37,500            0              12,000          0
Financial Officer and
Secretary2
--------------------------------------------------------------------------------------------------------------
Goodwin Gaw                1997     145,790          0               0              10,000          0
Managing Director3         1996     137,000          0               0               6,000          0
==============================================================================================================

EMPLOYMENT AGREEMENTS

        Each of the Named Executive Officers (other than Goodwin Gaw) has entered into an employment contract for 1998 with the Company. Mr. McMorrow's contract, as amended, provides for a term expiring December 31, 1999, base salary of $300,000 per annum, plus a bonus advance of $100,000, payable against his annual incentive bonus of 0% to 20% of year end profits. Mr. Halpert's contract provides for a base salary of $150,000 per annum plus an advance of $175,000, payable against an annual incentive bonus of 15% to 25% of the net profit of K-W Properties. Mr. Mandel's contract provides for a base salary of $225,000 plus an incentive bonus of 0% to 20% of the profits of the Commercial Brokerage Division. Mr. Lyle's contract, as amended, provides for a base salary of $150,000 plus a

-------------
(1) Excludes compensation in the form of other personal benefits which, for each of the Named Executive Officers other than Mr. Mandel, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each year. Mr. Mandel received a foreign cost of living and housing allowance while based in Hong Kong and then Tokyo.

(2)     Mr. Lyle joined the Company in April, 1996.

(3) Mr. Gaw joined the Company in February, 1996 and resigned as an executive officer in September, 1997. He continues to serve as a consultant to the Company and as a director.
 .

performance bonus of 0% to 100% of base salary.

        In addition to compensation as noted above, each contract sets forth the employee services provided to the Company; benefits and expense reimbursements, if applicable, provided to the employee; a non-competition covenant and confidentiality agreement; and terms for termination. None of the contracts provide for any severance, change-in-control or related payments upon termination of the agreement, except for Mr. McMorrow's. Mr. McMorrow's employment agreement provides for a severance payment equal to two times his annual compensation as determined by the arithmetic average of his salary and bonus for the prior three years in the event his agreement is not renewed.

DEFERRED COMPENSATION PLAN

        In 1997, the Company established a nonqualified deferred compensation plan to provide specific benefits to a select group of management or highly compensated employees who contribute materially to the continued growth, development and future business success of the Company. Under such plan, participants are able to defer up to 100% of their annual total compensation, consisting of salary and bonus. The Company is authorized to make discretionary matching contributions under certain circumstances pursuant to the terms of the plan. In 1997, the Company contributed $314,000, including the amounts disclosed in the Summary Compensation Table, as applicable, for the Named Executive Officers in the column labelled Other Annual Compensation.

STOCK OPTIONS

        The following table provides information with respect to stock option grants made to each of the Named Executive Officers in fiscal 1997.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


                                                                                  Potential Realizable Value
                       Number of         % of Total                               at Assumed Annual Rates of
                       Securities        Options          Exercise                 Stock Price Appreciation
                       Underlying        Granted to       or Base                      for Option Term
                       Options           Employees        Price        Expiration --------------------------
 Name                  Granted(#)        in FY            ($/sh)       Date           5%($)        (10%)($)
 ----                  ----------        ----------       ---------    ----------     ------       --------
W. McMorrow            20,000            16.9             16.75        10/28/02       92,554       204,521

L. Halpert             10,000             8.5             16.75        10/28/02       46,277       102,260

R. Mandel              12,000            10.2              8.13         1/1/02        26,954        59,561

R. Mandel              42,000            35.6              9.58         5/19/02       111,164      245,645

G. Gaw                 10,000             8.5             16.75        10/28/02       46,277       102,260

F. Lyle                  --                --               --             --            --           --

        The following table furnishes information with respect to stock options held by the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                Number of Securities        Value of Unexercised
                                               Underlying Unexercised       In-the-Money Options
                                                  Options at FY-End              at FY-End
               Shares Acquired     Value    ---------------------------   ---------------------------
Name             on Exercise     Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----           ---------------   --------   -----------   -------------   -----------   -------------
W. McMorrow          ---           ---           ---         20,000            ---           ---
L. Halpert           ---           ---           ---         10,000            ---           ---
R. Mandel            ---           ---         12,000        66,000          135,760       501,440
G. Gaw               ---           ---          2,000        14,000           23,460        46,920
F. Lyle              ---           ---          4,000         8,000           39,210        78,420

DIRECTOR COMPENSATION

        Each director who is not an employee of the Company receives a quarterly retainer of $4,000 plus a fee of $1,000 for each board meeting attended and $500 for each Board Committee meeting attended. In addition, the Company maintains a non-Employee Director Stock Option Plan, which is designed to provide non-employee directors with the opportunity to obtain equity ownership interest in the Company through the exercise of stock options. Company executive officers who also are directors receive no additional compensation for services as members of the Board of Directors or any Board Committee.
See also "Certain Transactions."


                          COMPENSATION COMMITTEE REPORT

        The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such act.

OVERVIEW AND PHILOSOPHY

        The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the compensation levels for the Chief Executive Officer ("CEO") and other senior Company officers, and administers and/or provides oversight on all short-term (annual) incentive plans, all long-term incentive plans, including the Incentive and Non-Statutory Stock Option Plan, and approves any grants of stock options, stock and/or stock warrants to Company officers.

        The Compensation Committee is comprised of non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission. The Committee has available to it an external compensation consultant and access to independent compensation data.

        The Company applies a consistent philosophy to compensation for all employees, including the officers. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common, defined objectives. The Company strives to attain these objectives through team work that is focused upon meeting the expectations of customers and stockholders.

COMPENSATION POLICY

        The Company's compensation policy is to ensure that a substantial portion of potential aggregate annual compensation be contingent upon the performance of the Company. The goals of the compensation programs are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the success of the Company. The Company's compensation program for officers is based on the same guidelines that apply to all Company employees.

        The Company is committed to providing sales commission and/or incentive opportunities that, together with base salaries (where appropriate), provide for competitive and equitable total cash compensation opportunities. Aggregate base salaries, where appropriate, are set relative to average market pay practices, while target incentives opportunities are set somewhat above average market pay practices. Additionally, future base salary increases and commission or incentive pay opportunities are directly linked to the achievement of key financial objectives.

        The variable compensation plans focus respective employees on the immediate objectives of the business and their job; encourage employees to work together as a team to achieve Company success; and, recognize and reward the sustained contribution of outstanding performers within the Company.

COMPONENTS OF COMPENSATION

        The Company has compensation programs that include both cash and equity components. The Compensation Committee has established base salary, short and long-term incentive compensation mix targets for each officer and for all employees, where applicable, of the Company. The compensation mix targets, define the desired percentage for each component of total compensation.

        With respect to cash compensation for officers, the Company sets base salaries and target incentive opportunities for each officer by reviewing the cash compensation provided to comparable positions and through assessing the internal equity of cash compensation opportunities based on position responsibilities, the performance of each incumbent, and overall levels of contribution to the Company. When considering competitive pay practices, the Committee reviews compensation levels in both the real estate industry and general industry at firms comparable in size and revenue to the Company. For 1998, target incentive compensation opportunities will be funded as stipulated levels of net profit are achieved. Some officers with defined divisional business development responsibilities also receive a temporary salary draw, with additional opportunity to earn a proportionate share of their responsible net profits or revenue.

        With regard to equity-based compensation for officers, the Company considered and granted stock options for the reported year, including certain of those officers who already have a substantial equity stake in the Company. Stock option grants were based on relative position responsibilities and/or historical and expected contribution to the Company, including grants to recruit officers to join the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Mr. McMorrow has been CEO of the Company and its predecessor since 1987. Based on a thorough review, it was determined that Mr. McMorrow's base salary was within a competitive range of pay, as compared with companies of similar size and scope as Kennedy-Wilson. Incentive compensation has been linked to Company performance. In determining Mr. McMorrow's incentive compensation for 1997, the Compensation Committee considered various factors particularly Mr. McMorrow's guidance in the Company's acquisition and disposition of real estate. For 1998, the Compensation Committee has determined Mr. McMorrow's compensation will be based upon a potential target compensation mix whereby approximately one third of his total compensation will be in the form of base salary, derived in part from competitive pay practices, and approximately two-thirds of his compensation will be in the form of incentives, based upon attainment of net profits and other business factors.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

Kent Y. Mouton, Chair
Donald B. Prell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of the Compensation Committee of the Board of Directors was, during the fiscal year, or formerly, an officer or employee of the Company or any of its subsidiaries.

                                PERFORMANCE GRAPH


       Comparison of Cumulative Total Return Among Kennedy-Wilson, Inc.,
              The Nasdaq Stock Market Index and a Peer Group Index


  Measurement Period           Kennedy-Wilson,      Peer Group       Nasdaq
(Fiscal Year Covered)                Inc.              Index         Index
---------------------          --------------       ----------       ------

1992                                100                100             100
1993                                 80                120             120
1994                                 32                115             125
1995                                120                123             160
1996                                 23                175             205
1997                                 45                195             245

                           AMENDMENT TO THE COMPANY'S
                         1992 INCENTIVE AND NONSTATUTORY
                                STOCK OPTION PLAN

GENERAL

        The Company's 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan") is designed to help the Company attract and retain the best available persons for positions with substantial responsibility and to provide certain key employees and consultants with an additional incentive to contribute to the success of the Company. The following is a summary of the principal provisions of the Plan together with a description of the Amendment to increase the number of shares available for grant under the Plan to 240,000.

        The Plan, without giving effect to the Amendment, provides for the grant of options to purchase up to an aggregate of 168,000 shares of the Common Stock of the Company (subject to an antidilution provision providing for adjustment in the event of certain changes in the Company's capitalization as described more fully below.) At August 19, 1997, the Company had options to acquire 138,960 shares outstanding and 29,040 shares remained available for future grant. On August 19, 1997, the Board of Directors adopted the Amendment, subject to stockholder approval, increasing the number of shares available for grant to 240,000. (All of the above numbers are adjusted for the Company's 20% stock dividend effected October 27, 1997.) Since such date, 68,500 options have been granted, including 39,460 in excess of 168,000 shares, all of which excess options are expressly conditioned upon stockholder approval of the Amendment.

        As of March 1, 1998, assuming stockholder approval of the Amendment is granted, options to acquire 207,460 shares were outstanding. Pursuant to the Amendment, the 168,000 share limitation on the number of shares of Common Stock as to which options could be granted under the Plan would be increased to 240,000, thereby making additional shares available so that (i) options may be granted in the future and (ii) the 39,460 options granted in excess of the 168,000 are effective.

        The Plan is administered by the Compensation Committee of the Board of Directors. All key employees (including officers and other key employees who are also directors) of, and consultants to, the Company are eligible to participate in the Plan. The Compensation Committee determines which persons shall be granted options, the extent of such grants and, consistent with the Plan, the terms and conditions thereof. As of March 1, 1998, approximately 62 employees of the Company, and no directors of the Company who are not also employees of the Company, are eligible to receive option grants under the Plan.

        Options granted under the Plan may be either incentive stock options or options which are not intended to qualify as incentive stock options, except that incentive stock options may only be granted to employees of the Company. No options may be granted under the Plan after May 11, 2002.

        The exercise price for shares under options granted pursuant to the Plan must be at least equal to the fair market value per share of Common Stock at the time of grant. The exercise price per share for grant of an incentive stock option to a greater than 10% stockholder must be at least equal to 110% of such fair market value per share of Common Stock. The exercise price for options granted must be paid at the time of exercise in cash or by certified bank check or, in certain circumstances, with previously acquired shares of Common Stock. The aggregate fair market value (determined on the date of grant) of the shares of Common Stock for which incentive stock options may be granted to any participant under the Plan (and any other plans by the Company or its affiliates) which are exercisable for the first time by such participant during any calendar year may not exceed $100,000.

        Options granted under the Plan become exercisable on such dates as the Compensation Committee determines in the terms of each individual option. Options become immediately exercisable in full in the event of a disposition of all or substantially all of the assets or capital stock of the Company by means of a sale, merger, consolidation, reorganization, liquidation or otherwise, unless the Compensation Committee arranges for the optionee to receive new options covering shares of the corporation purchasing or acquiring the assets or stock of the Company, in substitution of the options granted under the Plan (which options shall thereupon terminate). The Compensation Committee in any event may, on such terms and conditions as it deems appropriate, accelerate the exerciseability of options granted under the Plan. An incentive stock option must expire no later than five years from the date of the grant. A non-statutory stock option must expire no later than 10 years from the date of grant.

        The options granted under the Plan are not transferrable other than by will or the laws of descent and distribution. Unexercised options generally lapse 90 days after termination of employment other than by reason of disability or death and in the case of death or disability, upon the earlier of the option expiration date or one year after the date of death.

        The Plan provides for antidilution adjustments which are applicable in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split; however, no such adjustment need be made if it is determined that the adjustment may result in the receipt of federally taxable income due optionees or the holders of Common Stock or other classes of the Company's securities.

        The Plan provides that the Board of Directors of the Company may amend the Plan at any time; provided, however, that no amendment can operate to affect adversely an optionee's rights under the Plan with respect to any option granted prior to the adoption of such amendment except with the written consent of the optionee or as may be necessary to comply with any applicable law. Additionally, any amendment which would increase the maximum number of shares issuable (such as the Amendment), change the classes of eligible persons or require stockholder approval under any applicable law, rule or regulation is subject to stockholder approval.

FEDERAL INCOME TAX CONSEQUENCES

        The Company believes that, under present law, the following is a summary of the federal tax consequences generally arising with respect to options granted under the Plan. Such summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences. The grant of an option will create no tax consequences for an optionee or the Company. Optionees will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option that is not an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a deduction for the same amount.

        The treatment to an optionee of a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and if such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option. If no disposition of the stock acquired upon exercise of an incentive stock option is made within two years of the date the option was granted and one year after the option is exercised, any gain realized by the optionee will be taxed as a long-term capital gain. Generally there will be no tax consequence to the Company in connection with a disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods described above have been satisfied.

FUTURE PLAN AWARDS

        As described above, the Amendment increases the number of shares of Common Stock available for grant under the existing Plan. Reference is made to the Summary Compensation Table and Stock Option Tables on pages 6 and 7 to assess the level of awards made under the Plan.

REQUIRED VOTE

        The approval of the Amendment requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. The Board recommends a vote FOR approval of the Amendment. Management stockholders of the Company own more than 50% of the Company's outstanding Common Stock and intend to vote in favor of the Amendment thereby assuring stockholder approval.

                           THE CERTIFICATE AMENDMENT

SUMMARY


        At the Meeting, the Company's stockholders will consider and take action upon management's proposal to increase the authorized capital stock of the Company from an aggregate of 5 million shares of Common Stock and 1 million shares of Preferred Stock to 10 million shares of Common Stock and 2 million shares of Preferred Stock. The increase in authorized capital stock would be effected by an amendment to the Company's Certificate of Incorporation in the form set forth on Annex B to this Proxy Statement. The approval and effecting of the Certificate Amendment will have no effect on the outstanding Common Stock and the Company has no outstanding Preferred Stock.


        The Board of Directors has unanimously approved the Certificate Amendment and recommends approval of the Certificate Amendment by the stockholders. If the Certificate Amendment is approved by the stockholders of the Company at the Meeting, the Certificate Amendment will be effected unless there is a subsequent determination by the Board that the Certificate Amendment is not in the best interests of the Company and its stockholders. Although management and the Board believe that as of the date of this Proxy Statement that the Certificate Amendment is advisable, the Certificate Amendment may be abandoned by the Board at any time before, during or after the Meeting and prior to filing the proposed amendment to the Company's Certificate of Incorporation as set forth in Annex B to this Proxy Statement.

Principal Purposes of Amendment


        The Board of Directors believes an increase in the authorized capital stock is in the best interests of the Company and its stockholders so that additional shares are available for, among other purposes, stock dividends, stock option and other employee benefit plans, prospective issuance in public or private offerings for cash and other proper business purposes. Except for the 200% Common Stock dividend payable on April 10, 1998 to stockholders of record on March 30, 1998, which Common Stock dividend was previously announced, the Company has no current plans to issue additional shares of Common Stock or any Preferred Stock in public or private transactions.

        Although the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, Securities and Exchange Commission rules require disclosure of charter and bylaw provisions that could have an anti-takeover effect. For the Company, provisions that have existed under its Certificate of Incorporation since formation include: (i) a classified Board of Directors with staggered terms, (ii) Board authority to issue one or more series of Preferred Stock up to a maximum of 1,000,000 shares that is now proposed to be increased to 2,000,000 shares, (iii) a special meeting of stockholders may only be called by the Board of Directors (or a specially designated committee thereof), (iv) certain business combination transactions require a greater than majority stockholder approval, (v) directors can be removed only for cause, (vi) amendments to certain articles of the Certificate of Incorporation may require, under certain circumstances, a greater than majority stockholder approval and (vii) amendment of the Bylaws may require, under certain circumstances, greater than majority stockholder approval.


Certificate of Incorporation

        The Certificate Amendment would be effected on the date of filing of a Certificate of Amendment to the Company's Certificate of Incorporation with the Delaware Secretary of State. The Company's Board of Directors has authorized and approved the Certificate Amendment and the text of the proposed change to the Company's Certificate of Incorporation is provided in its entirety on Annex B to this Proxy Statement. If approved by the holders of a majority of the outstanding Common Stock, a Certificate of Amendment to the Company's Certificate of Incorporation would be filed immediately following the Meeting, unless the Board determines that the Certificate Amendment is not in the best interests of the Company and its stockholders.

Required Vote

        The approval of the Certificate Amendment requires the affirmative vote of a majority of the outstanding shares of the Company's Common Stock. The Board recommends a vote FOR approval of the Certificate Amendment. Management stockholders of the Company own more than 50% of the Company's outstanding Common Stock and intend to vote in favor of the Certificate Amendment, thereby assuring stockholder approval.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of March 31, 1998 the total number of shares beneficially owned and the percentage of the outstanding shares so owned by (i) each beneficial owner known to the Company of more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, (iii) the executive officers, and (iv) all directors and executive officers as a group.

                                                Number of
                                            Shares Beneficially        Percent
Name                                             Owned (*)           of Class (**)
----                                        -------------------      -------------
William J. McMorrow                            319,377  (1)              24.2%
Lewis A. Halpert                               300,567  (2)              22.8%
Richard A. Mandel                               37,628  (3)               2.8%
Goodwin Gaw                                    110,980  (4)               8.4%
Freeman A. Lyle                                 18,471  (5)               1.4%
Donald B. Prell                                  3,240  (6)                --
Kent Y. Mouton                                   3,120  (7)                --
All executive officers and                     793,383                   58.4%
  directors as a group (7 Persons)
Kenneth V. Stevens                             206,250  (8)              15.6%
Fortune Far East Ltd.                          106,980  (9)               8.1%
FMR Corp.                                      112,200 (10)               8.5%

(*) Except as otherwise indicated in the following notes, such person or persons are the beneficial owner of such shares with sole voting and investment power over such shares.

(**) Percentage information is omitted for those individuals whose holdings represent less than one percent of the outstanding Common Stock.

(1) Includes approximately 930 shares held for Mr. McMorrow's account as well as approximately 61 shares held for the account of Mr. McMorrow's spouse in the Company's 401(k) Profit Sharing Plan and Trust of which Mr. McMorrow expressly disclaims beneficial ownership.

(2) Includes approximately 302 shares held for Mr. Halpert's account in the Company's 401(k) Profit Sharing Plan and Trust.

(3) Includes beneficial ownership of 22,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(4) Includes 106,980 shares owned by Fortune Far East, Ltd. for which corporation Mr. Gaw serves as President and a Director and thereby shares voting and investment power. Also includes beneficial ownership of 4,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(5) Includes beneficial ownership of 6,000 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable or exercisable within 60 days.

(6) Includes beneficial ownership of 3,240 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(7) Includes beneficial ownership of 3,120 shares which may be acquired pursuant to exercise of outstanding stock options that are presently exercisable.

(8) Includes approximately 302 shares held for Mr. Stevens' account in the Company's 401(k) Profit Sharing Plan and Trust. Pursuant to an existing agreement that expires in May, 1998, the Company has the right of first refusal to acquire Mr. Stevens' shares, and management has the right to vote all of his shares. Mr. Stevens' address is 88 El Nido Place, Diablo, California 94528.

(9) Based solely on information contained in Schedule 13D as filed with the Securities and Exchange Commission. The address of such entity, as indicated in the Schedule 13D, is 7000 Hollywood Boulevard, Los Angeles, California 90028. Goodwin Gaw, a director of the Company is also President of Fortune Far East Ltd.

(10) Based solely on information contained in Schedule 13G filed with the Securities and Exchange Commission. The address of such entity, as indicated in the Schedule 13G is 82 Devonshire Street, Boston, Massachusetts 02109-3614.

        The address of each 5% stockholder, other than Kenneth V. Stevens, Fortune Far East Ltd., and FMR corp. is in care of the Company, 530 Wilshire Boulevard, Suite 101, Santa Monica, California 90401.


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND 10% STOCKHOLDERS

        The Company has in the past been retained, and anticipates that from time to time in the future it will be retained, to perform auction or brokerage services for entities controlled by certain of its executive officers and/or directors. The Company believes that the terms of such transactions have been substantially comparable to those that would have been obtainable in similar transactions with unaffiliated parties. For the year ended December 31, 1997, the Company received $156,000 in commissions from the sale of properties owned by partnerships controlled by William J. McMorrow and Lewis A. Halpert.
The Company was also reimbursed $210,000 for marketing expenses.

INDEBTEDNESS OF MANAGEMENT

        In December, 1997, the Company loaned an aggregate of $1,319,652 to 18 key employees, including William J. McMorrow, the Company's Chairman and Chief Executive Officer, Lewis Halpert, Executive Managing Director and a Director, Richard Mandel, Managing Director and a Director and Freeman A. Lyle, Executive Vice President and Chief Financial Officer. Such funds were provided to enable the key employees to acquire in a private unsolicited transaction approximately 73,314 shares of Common Stock from an institutional investor which sought to liquidate its shares in the Company. The terms of the Company's loans to each key employee are identical. Each loan is unsecured, bears interest at an annual rate equal to the commercial prime rate of Bank of America in effect from time to time plus 1% with interest payable semiannually on August 31 and January 31, and is payable in a single lump sum of principal on the earlier of three years following issuance or six months following the termination of employment with the Company for any reason. Mr. McMorrow acquired 12,473 shares and is indebted to the Company in the amount of $224,514. Mr. Halpert purchased 12,472 shares and is indebted to the Company in the amount of $224,496. Mr. Lyle acquired 12,471 shares and is indebted to the Company in the amount of $224,478.
Mr. Mandel acquired 9,000 shares and is indebted to the Company in the amount of $162,000.

OTHER TRANSACTIONS

        In September, 1997 the Company entered into a joint venture with related parties who are affiliated with Goodwin Gaw, a member of the Board of Directors and a significant stockholder. The Company acquired a 50% interest for approximately $1.4 million in a joint venture that purchased an office building with approximately 500,000 square feet in downtown Los Angeles for $14.6 million.

        In the first calendar quarter of 1998, the Company entered into two further joint ventures with related parties who are affiliated with Goodwin Gaw. During January, 1998, the Company acquired a 15% interest for $3.8 million in a joint venture that purchased a commercial building in New York with more than 975,000 square feet for approximately $64 million. In March, 1998, the Company purchased a 40% interest for about $300,000 in a joint venture that acquired a note collateralized by a hotel in Beverly Hills, California for approximately $2.2 million.

        In 1997, the firm of Kulik, Gottesman & Mouton was paid a total of $470,000 in legal fees. In addition, Kent Y. Mouton, a partner in the firm and a member of the Company's Board of directors, was paid a total of $21,000 in directors' fees for 1997.


                         INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors, upon recommendation of the Audit Committee, reappointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") to serve as the Company's independent certified public accountants for 1998. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders to make a statement should they desire to do so and will be available to respond to appropriate questions that may be asked by stockholders.


                                  ANNUAL REPORT

        The Company's 1997 Annual Report to Stockholders has been mailed to all stockholders. Any stockholder who has not received a copy may obtain one by writing to the Company at 530 Wilshire Blvd., Suite 101, Santa Monica, California 90401, Attention: Investor Relations Department.


                              STOCKHOLDER PROPOSALS
                   FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

        Any eligible stockholder of Kennedy-Wilson wishing to have a proposal considered for inclusion in Kennedy-Wilson's 1999 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Kennedy-Wilson on or before November 26, 1998. The Board of Directors of Kennedy-Wilson will review new proposals received from eligible stockholders by that date and will determine whether such proposals will be included in its 1998 proxy solicitation materials. Generally, a stockholder is eligible to present proposals if he or she has been for at least one year the record of beneficial owner of at least one percent or $1,000 in market value of securities entitled to be voted at the 1998 Annual Meeting of Stockholders and he or she continues to own such securities through the date on which the meeting is held.


                                  OTHER MATTERS

        Management of the Company does not intend to bring any other matters before the meeting and knows of no other matters which are likely to come before the meeting. In the event any other matters property come before the meeting, the persons named in the accompanying Proxy will vote the shares represented by such Proxy in accordance with their best judgment on such matters.

        YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PRESENTLY PLAN TO ATTEND THE MEETING IN PERSON.

                                        By Order of the Board of Directors,



                                        Freeman A. Lyle
                                        Executive Vice President
                                        Chief Financial Officer
                                        and Secretary

Santa Monica, California
April 8, 1998

                                                                         ANNEX A



                                AMENDMENT TO THE
                       KENNEDY-WILSON, INC. 1992 INCENTIVE
                       AND NONSTATUTORY STOCK OPTION PLAN


        WHEREAS, Kennedy-Wilson, Inc. (the "Company") has adopted the Kennedy-Wilson, Inc. 1992 Incentive and Nonstatutory Stock Option Plan (the "Plan"); and

        WHEREAS, Section 17 of the Plan permits the Board of Directors of the Company to amend the Plan, subject to certain limitations; and

        WHEREAS, the Board of Directors of the Company now desires to amend the Plan to increase the number of shares of Common Stock under the Plan (the "Amendment");

        NOW, THEREFORE, the Plan is hereby amended as follows:

        1. Subsection (a) of Section 4 of the Plan is hereby amended by deleting the number "140,000" wherever it appears and by inserting the number "200,000" in its stead.

        2. The provisions of this Amendment shall be effective as of the date of execution hereof; provided, however, that if this Amendment is not approved by the stockholders of the Company in accordance with applicable Federal and state law (and the rules and regulations thereunder), this amendment and any options granted pursuant to the provisions hereof shall be void and of no force or effect.

        3. Except to the extent set forth above, the Plan is not otherwise modified and shall remain in full force and effect.

        IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Amendment to be authorized and adopted by the Company on the 19th day of August, 1997.


                                        KENNEDY-WILSON, INC.



Note: On October 27, 1997, the Company paid a 20% stock dividend. Pursuant to the antidilution provisions of the Plan, the number of shares of Common Stock reserved for issuance under the Plan increased to 240,000.

                                                                         ANNEX B

                              FORM OF AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

Section 1 of Article V of the Certificate of Incorporation of Kennedy-Wilson, Inc. presently reads as follows:

        SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock"; the total number of shares of all classes of stock that the Corporation shall have authority to issue is Six Million (6,000,000) shares consisting of Five Million (5,000,000) shares of Common Stock, par value $.01 per share, and One Million (1,000,000) shares of Preferred Stock, par value $.01 per share.

        Following approval of the proposed amendment to increase the authorized Common Stock, $0.01 par value, Section 1 of Article V of the Certificate of Incorporation will be amended to read as follows:


        SECTION 1. Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock;" the total number of shares of all classes of stock that the Corporation shall have authority to issue is Twelve Million (12,000,000) shares consisting of Ten Million (10,000,000) shares of Common Stock, par value $.01 per share, and Two Million (2,000,000) shares of Preferred Stock, par value $.01 per share.

PROXY

                              KENNEDY-WILSON, INC.
                       530 Wilshire Boulevard, Suite 101
                         Santa Monica, California 90401

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              KENNEDY-WILSON, INC.

        The undersigned hereby appoints William J. McMorrow and Freeman A. Lyle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Kennedy-Wilson, Inc. held of record by the undersigned on March 31, 1998 at the Annual Meeting of Stockholders to be held on April 29, 1998 at the Miramar Sheraton Hotel, 101 Wilshire Boulevard, Santa Monica, California, and any postponements or adjournments thereof.

        PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES IN FAVOR OF THE NOMINEES FOR DIRECTOR, FOR PROPOSALS TWO AND THREE AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 4.

                          (continued on reverse side)



                              FOLD AND DETACH HERE

                                                                                                            Please mark
                                                                                                            your votes as
                                                                                                            indicated in    / X /
                                                                                                            this example.

                                              FOR
                                         ALL NOMINEES       WITHHOLD
                                         LISTED BELOW       AUTHORITY
                                          (EXCEPT AS       TO VOTE FOR
                                         MARKED TO THE     ALL NOMINEES
                                        CONTRARY BELOW).   LISTED BELOW.

1. ELECTION OF DIRECTORS                                                       4. In their discretion, the Proxies are authorized
   INSTRUCTION: TO WITHHOLD AUTHORITY                                              to vote upon such other business as may properly
   TO VOTE FOR ANY INDIVIDUAL NOMINEE,          /  /              /  /             come before such meeting and any and all post-
   STRIKE A LINE THROUGH THE NOMINEE'S                                             ponements or adjournments thereof.
   NAME IN THE LIST BELOW.                                                                                                  YES   NO
                                                                                 Do you plan to attend the meeting?      / /   / /
Nominees:  William J. McMorrow   Donald B. Prell
                                                                               PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
2. APPROVAL OF THE PROPOSAL TO AMEND THE KENNEDY-                              PROMPTLY USING THE ENCLOSED ENVELOPE.
   WILSON, INC. 1992 INCENTIVE AND NONSTATUTORY
   STOCK OPTION PLAN TO INCREASE THE NUMBER OF                                ____    THIS PROXY when properly executed will be
   SHARES AVAILABLE FOR GRANT TO 240,000.                                         |   voted in the manner directed herein by the
                                                                                  |   undersigned shareholder.  If no direction
       FOR    AGAINST    ABSTAIN                                                      is made, this proxy will be voted for the
       [ ]      [ ]        [ ]                                                        nominees listed above, for proposals 2 and 3
                                                                                      and in their discretion on matters
3. APPROVAL OF THE PROPOSAL TO INCREASE THE                                           described in Item 4.
   AUTHORIZED CAPITAL STOCK OF KENNEDY-WILSON, INC.

       FOR    AGAINST    ABSTAIN
       [ ]      [ ]        [ ]

Signature(s)                                                                                       Dated:                   , 1998
            --------------------------------------------------------------------------------------       -------------------

Please sign exactly as your name appears on the stock certificate(s). When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership's name by an authorized person.

                                                        FOLD AND DETACH HERE